                                                                    Exhibit 99.1


                     MERRILL LYNCH MORTGAGE TRUST 2004-MKB1,
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-MKB1

CL    Size($MM)      MDY/FTC     C/E        A/L      Prin Window       Guidance
A1    52.2           Aaa/AAA     15.250     2.99     06/04-09/08       S+25/26
A2    379.8          Aaa/AAA     15.250     5.00     09/08-03/11       S+26/27
A3    65.0           Aaa/AAA     15.250     7.51     03/11-06/13       S+30/31
A4    169.7          Aaa/AAA     15.250     9.71     06/13-03/14       S+31/32
B     26.9           Aa2/AA      12.500     9.93     04/14-04/14       A4+7
C     11.0           Aa3/AA-     11.375     9.93     04/14-04/14       B+4
D     25.7           A2/A        8.750      9.93     04/14-04/14       B+8
E     11.0           A3/A-       7.625      9.93     04/14-04/14       D+7
XP    952.2*         Aaa/AAA     ~$30mm Proceeds                       T+43A

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